UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 5, 2010 (September 1, 2010)

AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	760753089

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

805 Las Cimas Parkway Suite 400
Austin, TX 78746
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (512) 732-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On November 3, 2010, American Campus Communities, Inc. (hereby referred to as the “Company”, “we,” “our”, and “us”) consummated the closing of the previously-announced transaction contemplated by the Agreement for Assignment of LLC Interests with GF II/GMH II LLC.  At closing, the Company indirectly acquired the 90% interest in four subsidiaries of GMH/GF II Student Housing Associates II, LLC (an existing joint venture in which the Company owned a 10% interest) not currently owned by the Company, which subsidiaries own a total of three properties, as one property was built in two phases with each phase owned by a separate subsidiary.  The aggregate consideration for this transaction is approximately $17.8 million in cash and the assumption of approximately $42.1 million in mortgage debt (which represents the additional 90% share of the total mortgage debt of the subsidiaries of $46.8 million).

Explanatory Note

On September 7, 2010, we filed a Current Report on Form 8-K (the “Initial Report”) disclosing our September 1, 2010 acquisition of a 90% interest in a joint venture in which the Company previously owned a 10% interest.  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we hereby amend the Initial Report to provide (i) Item 9.01(a), audited statements of revenues and certain expenses for the properties acquired in these transactions, and (ii) Item 9.01(b), unaudited pro forma financial information on these acquisitions and other transactions we completed through the date of this filing.

Page
Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

Report of Independent Registered Public Accounting Firm	1

Statements of Revenues and Certain Expenses for the six months ended June 30, 2010 (unaudited) and for the year ended December 31, 2009	2

Notes to Statements of Revenues and Certain Expenses	3

(b) Pro Forma Financial Information

Pro Forma Financial Information	5

Pro Forma Condensed Consolidated Balance Sheet for American Campus Communities, Inc. and Subsidiaries as of June 30, 2010 (unaudited)	6

Pro Forma Condensed Consolidated Statement of Operations for American Campus Communities, Inc. and Subsidiaries for the Year Ended December 31, 2009 (unaudited)	7

Pro Forma Condensed Consolidated Statement of Operations for American Campus Communities, Inc. and Subsidiaries for the Six Months Ended June 30, 2010 (unaudited)	8

Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)	9

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Campus Communities, Inc.

Date: November 5, 2010	By:	/s/ Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

\

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of American Campus Communities, Inc.

We have audited the accompanying statement of revenues and certain expenses of the portfolio of fourteen student housing properties located in several markets in the United States (collectively, the “Fidelity Portfolio”) for the year ended December 31, 2009. This statement of revenues and certain expenses is the responsibility of the Fidelity Portfolio’s management.  Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement.  An audit includes consideration of internal control over financial reporting as it relates to the statement of revenues and certain expenses as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fidelity Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion on Form 8-K/A of American Campus Communities, Inc. and is not intended to be a complete presentation of the Fidelity Portfolio’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of the Fidelity Portfolio as described in Note 1 for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young, LLP

Austin, TX
November 5, 2010

Fidelity Portfolio
Statements of Revenues and Certain Expenses
(dollars in thousands)

	Six Months Ended June 30, 2010 (unaudited)	Year Ended December 31, 2009
Revenues:
Base Rents	$22,177	$42,587
Other Income	1,315	2,280
Total revenues	23,492	44,867

Certain expenses:
Real estate taxes	1,878	3,666
Property operating expenses	8,689	18,408
Management fees	913	1,735
Total certain expenses	11,480	23,809

Revenues in excess of certain expenses	$12,012	$21,058

See accompanying notes to statements of revenues and certain expenses

Fidelity Portfolio
Notes to Statements of Revenues and Certain Expenses

1. Description of Real Estate

On September 1, 2010, the Company indirectly acquired the remaining 90% interest in ACC/GF III Student Housing Associates III, LLC, a joint venture in which the Company previously owned a 10% interest.  Subsequent to the transaction, the 11 properties containing 6,806 beds are now wholly-owned and are consolidated by the Company.  Consideration for the transaction consisted of $74.9 million in cash and the assumption of approximately $180.9 million in mortgage debt (which represented the additional 90% share of the total mortgage debt of the joint venture of $201.0 million).

On November 3, 2010, the Company indirectly acquired the 90% interest in four subsidiaries of GMH/GF II Student Housing Associates II, LLC, a joint venture in which the Company previously owned a 10% interest, which subsidiaries own a total of three properties, as one property was built in two phases and each phase is owned by a separate subsidiary.  Subsequent to the transaction, the three properties containing 1,728 beds are now wholly-owned and are consolidated by the Company.  Consideration for the transaction consisted of $17.8 million in cash and the assumption of approximately $42.1 million in mortgage debt (which represented the additional 90% share of the total mortgage debt of the joint venture of $46.8 million).

The accompanying statements of revenues and certain expenses include the combined operations for the entire 14-property portfolio containing 8,534 beds (hereinafter referred to as the “Fidelity Portfolio”).  The Fidelity Portfolio consists of the following properties:

		Units	Beds
Property	Primary University Served	(unaudited)
Lions Crossing	Penn State University	204	696
Nittany Crossing	Penn State University	204	684
State College Park	Penn State University	196	752
The View	University of Nebraska	157	590
Chapel Ridge	UNC – Chapel Hill	180	544
Chapel View	UNC – Chapel Hill	224	358
University Oaks	University of South Carolina	181	662
Blanton Commons	Valdosta State University	276	860
Burbank Commons	Louisiana State University	134	532
University Crescent	Louisiana State University	192	612
University Greens	University of Oklahoma	156	516
The Edge-Charlotte	UNC - Charlotte	180	720
University Walk	UNC - Charlotte	120	480
Uptown Apartments	University of North Texas	180	528
Total		2,584	8,534

2. Basis of Presentation

The accompanying statements of revenues and certain expenses for the six months ended June 30, 2010 and for the year ended December 31, 2009 were prepared for the purpose of complying with the provisions of Article 3-14 or Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC.  The statements of revenues and certain expenses are not intended to be a complete presentation of the actual operations of the properties for the periods presented, as certain expenses which may not be comparable to the expenses to be incurred in the proposed future operations of the Fidelity Portfolio have been excluded.  Expenses excluded consist of interest expense, depreciation, amortization, and certain corporate expenses not directly related to the future operations of the Fidelity Portfolio.

The statement of revenues and certain expenses and notes thereto for the six months ended June 30, 2010 included in this report are unaudited.  In the opinion of management, all adjustments necessary for a fair presentation of such statement of revenues and certain expenses have been included.  Such adjustments consisted of normal recurring items.  Interim results are not necessarily indicative of results for a full year.

Fidelity Portfolio
Notes to Statements of Revenues and Certain Expenses

3. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the statements of revenues and certain expenses and accompanying notes.  Actual results could differ from those estimates.

Rental Revenue Recognition

Students are required to execute lease contracts with payment schedules that vary from single to monthly payments.  Rental income is generally recognized on a straight-line basis over the terms of the leases.

4. Commitments and Contingencies

In the normal course of business, the Fidelity Portfolio is subject to claims, lawsuits, and legal proceedings.  While it is not possible to ascertain the ultimate outcome of such matters, in management’s opinion, the liabilities, if any, in excess of the amounts provided or covered by insurance, will not have a material adverse effect on the results of operations of the Fidelity Portfolio or the Company.

American Campus Communities, Inc. and Subsidiaries
Pro Forma Financial Information

The following unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2010 has been prepared as if all of the 2010 acquisitions and the Company’s August 2010 equity offering had been completed on June 30, 2010.  The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2009 and for the six months ended June 30, 2010, are presented as if all of the 2010 acquisitions and the Company’s August 2010 equity offering had been completed on January 1, 2009.

These pro forma condensed consolidated financial statements should be read in conjunction with (a) the Company’s 2009 Annual Report on Form 10-K and (b) the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010.

The pro forma condensed consolidated financial statements are unaudited and do not purport to represent what the Company’s financial position or results of operations would have been assuming the completion of the acquisition of the Fidelity Portfolio had occurred on June 30, 2010 or January 1, 2009, nor do they purport to project the financial position or results of operations of the Company at any future date or for any future period.

In the opinion of management, all adjustments necessary to reflect the effects of the transaction described above have been included in the pro forma condensed consolidated financial statements.

American Campus Communities, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2010
(unaudited, dollars in thousands)

	Consolidated American Campus Communities, Inc. and Subsidiaries	Completed Transaction (A)	Fidelity Portfolio Pro Forma Adjustments		Company Pro Forma
Assets
Investments in real estate, net	$2,041,230	$21,140	$362,696	(B)	$2,425,066
Cash and cash equivalents	20,932	(20,965)	240,222	(C)	240,189
Restricted cash	31,615	-	2,933	(D)	34,548
Student contracts receivable, net	4,249	-	586	(E)	4,835
Other assets	52,874	295	928	(F)	54,097
Total assets	$2,150,900	$470	$607,365		$2,758,735

Liability and stockholders’ equity

Liabilities:
Secured debt	$1,171,141	$-	$238,539	(G)	$1,409,680
Accounts payable and accrued expenses	26,963	213	2,906	(H)	30,082
Other liabilities	44,380	257	4,055	(I)	48,692
Total liabilities	1,242,484	470	245,500		1,488,454

Redeemable noncontrolling interests	34,654	-	-		34,654

Equity:
American Campus Communities, Inc. stockholders’ equity:
Common stock	524	-	138	(J)	662
Additional paid in capital	1,101,686	-	357,558	(J)	1,459,244
Accumulated earnings and distributions	(226,266)	-	4,169	(F)	(222,097)
Accumulated other comprehensive loss	(6,059)	-	-		(6,059)
Total American Campus Communities, Inc. stockholders’ equity	869,885	-	361,865		1,231,750
Noncontrolling interests	3,877	-	-		3,877
Total equity	873,762	-	361,865		1,235,627

Total liabilities and equity	$2,150,900	$470	$607,365		$2,758,735

American Campus Communities, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2009
(unaudited, dollars in thousands, except share and per share data)

	Company Year Ended December 31, 2009	Discontinued Operations (a)	Completed Transactions (b)	Fidelity Portfolio (c)	Pro Forma Adjustments		Pro Forma Consolidated
Revenues	$309,590	$(4,644)	$4,839	$44,867	$(1,735)	(d)	$352,917

Operating expenses:
Property operating expenses	143,165	(2,818)	4,070	23,809	(238)	(e)	167,988
Third party development and management services	11,250	-	-	-	(1,497)	(f)	9,753
General and administrative	10,955	-	-	-	-		10,955
Depreciation and amortization	76,201	(1,647)	1,315	-	13,574	(g)	89,443
Ground/facility lease	2,107	-	-	-	-		2,107
Total operating expenses	243,678	(4,465)	5,385	23,809	11,839		280,246

Operating income (loss)	65,912	(179)	(546)	21,058	(13,574)		72,671

Nonoperating income and (expenses):
Interest income	120	(2)	-	3	-		121
Interest expense	(62,747)	1,555	-	(14,884)	4,170	(h)	(71,906)
Amortization of deferred financing costs	(3,466)	31	-	-	(504)	(i)	(3,939)
Loss from unconsolidated joint ventures	(2,073)	-	-	-	1,120	(j)	(953)
Other nonoperating income	402	-	-	-	-		402
Total nonoperating expenses	(67,764)	1,584	-	(14,881)	4,786		(76,275)

(Loss) income from continuing operations before income taxes	(1,852)	1,405	(546)	6,177	(8,788)		(3,604)
Income tax provision	(540)	-	-	-	-		(540)
(Loss) income from continuing operations	(2,392)	1,405	(546)	6,177	(8,788)		(4,144)
Income from continuing operations attributable to noncontrolling interests	(630)	-	-	-	28	(k)	(602)
(Loss) income from continuing operations attributable to common shareholders	$(3,022)	$1,405	$(546)	$6,177	$(8,760)		$(4,746)

Loss from continuing operations attributable to common shareholders, as adjusted - per share – basic and diluted	$(0.08)						$(0.09)

Weighted average common shares outstanding:
Basic and diluted	48,706,480				13,800,000	(l)	62,506,480

American Campus Communities, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2010
(unaudited, dollars in thousands, except share and per share data)

	Company Six Months Ended June 30, 2010	Completed Transactions (a)	Fidelity Portfolio (b)	Pro Forma Adjustments		Pro Forma Consolidated
Revenues	$158,225	$1,874	$23,492	$(912)	(c)	$182,679

Operating expenses:
Property operating expenses	68,783	1,578	11,480	(134)	(d)	81,707
Third party development and management services	5,895	-	-	(778)	(e)	5,117
General and administrative	5,369	-	-	-		5,369
Depreciation and amortization	35,283	395	-	4,633	(f)	40,311
Ground/facility lease	1,324	-	-	-		1,324
Total operating expenses	116,654	1,973	11,480	3,721		133,828

Operating income (loss)	41,571	(99)	12,012	(4,633)		48,851

Nonoperating income and (expenses):
Interest income	33	-	1	-		34
Interest expense	(30,262)	-	(7,457)	2,086	(g)	(35,633)
Amortization of deferred financing costs	(2,057)	-	-	(252)	(h)	(2,309)
Loss from unconsolidated joint ventures	(2,125)	-	-	1,571	(i)	(554)
Total nonoperating expenses	(34,411)	-	(7,456)	3,405		(38,462)

Income (loss) from continuing operations before income taxes	7,160	(99)	4,556	(1,228)		10,389
Income tax provision	(285)	-	-	-		(285)
Income (loss) from continuing operations	6,875	(99)	4,556	(1,228)		10,104
Income from continuing operations attributable to noncontrolling interests	(498)	-	-	(66)	(j)	(564)
Income (loss) from continuing operations attributable to common shareholders	$6,377	$(99)	$4,556	$(1,294)		$9,540

Income from continuing operations attributable to common shareholders, as adjusted - per share – basic and diluted	$0.12					$0.14

Weighted average common shares outstanding:
Basic	52,285,919			13,800,000	(k)	66,085,919
Diluted	52,829,613			13,800,000	(k)	66,629,613

American Campus Communities, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements

1.  Adjustments to Pro Forma Condensed Consolidated Balance Sheet

(A)	In July 2010, the Company acquired a 487-bed property for a purchase price of $21.4 million. For pro forma purposes, we have reflected the acquisition as if it occurred on June 30, 2010.

(B)
Reflects the Company’s acquisition of the Fidelity Portfolio, assuming it had occurred on June 30, 2010.  Pro forma adjustments related to the purchase price allocation of the Fidelity Portfolio are preliminary and subject to change.

(C)
Reflects $357.7 in net proceeds from the Company’s August 2010 equity offering, of which approximately $90.8 million was utilized for the acquisition of the Fidelity Portfolio and an additional $30.1 million was used to paydown our secured revolving credit facility to $-0-.  Also includes approximately $3.4 million in cash balances assumed at closing.

(D)	Reflects the assumption of escrow accounts required by the lenders of the fixed-rate mortgage debt assumed.

(E)	Reflects the assumption of student contracts receivable, net of allowance for doubtful accounts.

(F)
Reflects the following: (i) approximately $4.3 million recorded to reflect the intangible asset associated with the value of in-place leases assumed, (ii) approximately $1.7 million in deferred financing costs incurred in connection with the assumption of mortgage debt, (iii) approximately $0.8 million in prepaid expenses, deposits and other assets assumed at closing, (iv) approximately $4.2 million to reflect the non-cash gain recorded upon remeasurement of the Company’s equity method investment in the Fidelity Portfolio to its acquisition-date fair, (v) offset by a reduction of approximately $10.1 million related to the elimination of the Company’s equity method investment in the Fidelity Portfolio, as a result of the Company purchasing the remaining 90% equity interest.

(G)
Reflects the following: (i) approximately $252.2 million in fixed rate mortgage debt assumed at a weighted average interest rate of 5.85%, (ii) approximately $16.4 million of debt premiums recorded to reflect the fair market value of debt assumed, and (iii) a reduction of $30.1 million associated with the paydown of the secured revolving credit facility.

(H)	Reflects accounts payable, accrued expenses and accrued property taxes assumed at closing.

(I)	Reflects approximately $2.3 million of deferred income and prepaid rent, approximately $1.2 million of accrued interest and approximately $0.5 million of security deposits assumed at closing.

(J)
Reflects the August 2010 equity offering as if it had occurred on June 30, 2010.  The offering consisted of the sale of 13,800,000 shares of the Company’s common stock at a price of $27.00 per share.  The aggregate proceeds to the Company, net of the underwriting discount, were approximately $357.7 million.

2.  Adjustments to Pro Forma Condensed Consolidated Statement of Operations For the Year Ended December 31, 2009

(a)
The Company sold two properties during the six months ended June 30, 2010 and the results of operations for these properties are excluded from the pro forma condensed statement of operations for the year ended December 31, 2009.

(b)
Reflects the historical operations as well as certain pro forma adjustments for one property acquired in March 2010 and another property acquired in July 2010 containing a total of approximately 1,000 beds.

(c)	Reflects the historical operations of the Fidelity Portfolio for the year ended December 31, 2009.

(d)	Represents third-party management fee revenue that will be eliminated once the properties are owned and consolidated by us.

(e)	Represents the following:

Third-party management fee expense that will be eliminated once the properties are owned and consolidated by us	$ (1,735)
Third-party development and management services expenses that will be classified as property expenses once the properties are owned and consolidated by us	1,497
$ (238)

American Campus Communities, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements

(f)	Represents third-party development and management services expenses that will be classified as property expenses once the properties are owned and consolidated by us.

(g)	Reflects depreciation expense on the tangible fixed assets acquired and recorded at fair value and the amortization of intangible lease assets recognized upon acquisition of the Fidelity Portfolio.

(h)
Reflects the amortization of debt premiums of approximately $3.7 million recorded in order to reflect the Fidelity Portfolio mortgage debt assumed by the Company at fair market value as well as a reduction to interest expense of approximately $0.5 million associated with the paydown of the secured revolving credit facility.

(i)	Reflects the amortization of financing costs incurred in connection with the Fidelity Portfolio mortgage debt assumed by the Company.

(j)	Reflects the elimination of our 10% share of the historical net loss for the Fidelity Portfolio.

(k)	Represents the approximate 2% share of income from continuing operations allocable to certain external holders of common units of limited partnership interest in the Operating Partnership.

(l)	Reflects the August 2010 equity offering, which consisted of the sale of 13,800,000 shares of the Company’s common stock, as if the offering occurred on January 1, 2009.

3.     Adjustments to Pro Forma Condensed Consolidated Statement of Operations For the Six Months Ended June 30, 2010

(a)
Reflects the historical operations as well as certain pro forma adjustments for one property acquired in March 2010 and another property acquired in July 2010 containing a total of approximately 1,000 beds.

(b)	Reflects the historical operations of the Fidelity Portfolio for the six months ended June 30, 2010.

(c)	Represents third-party management fee revenue that will be eliminated once the properties are owned and consolidated by us.

(d)	Represents the following:

Third-party management fee expense that will be eliminated once the properties are owned and consolidated by us	$ (912)
Third-party development and management services expenses that will be classified as property expenses once the properties are owned and consolidated by us	778
$ (134)

(e)	Represents third-party development and management services expenses that will be classified as property expenses once the properties are owned and consolidated by us.

(f)	Reflects depreciation expense on the tangible fixed assets acquired and recorded at fair value.

(g)
Reflects the amortization of debt premiums of approximately $1.9 million recorded in order to reflect the Fidelity Portfolio mortgage debt assumed by the Company at fair market value as well as a reduction to interest expense of approximately $0.2 million associated with the paydown of the secured revolving credit facility.

(h)	Reflects the amortization of financing costs incurred in connection with the Fidelity Portfolio mortgage debt assumed by the Company.

(i)	Reflects the elimination of our 10% share of the historical net loss for the Fidelity Portfolio.

(j)	Represents the approximate 2% share of income from continuing operations allocable to certain external holders of common units of limited partnership interest in the Operating Partnership.

(k)	Reflects the August 2010 equity offering, which consisted of the sale of 13,800,000 shares of the Company’s common stock, as if the offering occurred on January 1, 2009.